Exhibit 10.24

Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

SOCIALIST REPUBLIC OF VIETNAM

Independence - Freedom – Happiness

======o0o======

ENGLISH TRANSLATION OF [Principle] contract on subleasing land with infrastructure in Cam Khe industrial park

Contract Number and Code	:	[08]/20[22]/HD/KCNCK/DUCANH-[Sublessee]

Lot Number	:	CN02

[Principle] contract on subleasing land with infrastructure in Cam Khe industrial park (“Contract”) was made on November 8, 2022 at the headquarters of Duc Anh Construction Joint Stock Company, address: Hop Hai Industrial Cluster, Kinh Ke commune, Lam Thao district, Phu Tho province.

BY AND BETWEEN

LAND SUBLESSOR WHO HAVE INFRASTRUCTURE:

DUC ANH CONSTRUCTION JOINT STOCK COMPANY

Business code: [***]

Head office address: Hop Hai Industrial Cluster, Kinh Ke commune, Lam Thao district, Phu Tho province, Vietnam.

Phone No.: [***]	Email: [***]

Legal representative: Mr. Nguyen Duc Anh - Position: Director

ID card number: [***]	Date of issue: [***]

Place of issue: [***]

Phone No.: [***]	Email: [***]

Duc Anh Construction Joint Stock Company represents investors for development of Cam Khe Industrial Park (“Industrial Park Investor”) under the Authorization Contract between Ao Vua Joint Stock Company and Duc Anh Construction Joint Stock Company established on November 10, 2017.

(In this Contract and the Contract Appendices are referred to as the Sublessor).

LAND SUBLESSEE WHO HAVE INFRASTRUCTURE:

Business/individual name: VIETNAM SUNERGY JOINT STOCK COMPANY

Business code: [***]

Country: Vietnam

Address: Lot III – Dong Vang, Dinh Tram Industrial Park, Nenh Town, Viet Yen District, Bac Giang Province, Vietnam

Phone number: [***]

Email: [***]

Legal representative: RYU JUNSEI	Position: Chairman

Nationality：[***]

Passport / Identity Card: [***]

Place of issue: [***]	Date of issue: [***]

Representative of the Investor / Investors according to the Authorization Document of the Investors No. [  ] date [  ], month [  ], year [  ] (If Any)

(referred to as the Sublessee in this Agreement and the Appendices).

Based on:

(i) Memorandum of Understanding No.… signed on date [  ] month [  ] year [  ] between representatives of the Sublessee and the Sublessor; and

(ii) Deposit Contract No.… signed on date [  ] month [  ] year [  ] between representatives of the Sublessee and the Sublessor; and

(iii) Principle Contract No.…. signed on this day [  ] month [  ] year between representatives of the Sublessee and the Sublessor; and

(iv) Results of exchange, discussion and negotiation between representative of the Sublessor and representative of the Sublessee up to the date of signing this Contract,

The Parties agree on the terms and conditions of the Land Sublease Contract including the following contents:

ARTICLE 1. DEFINITIONS

1.1. The headings in this Contract and in the Appendices are for convenience only and are not considered part of the Contract or considered in the construction and interpretation of this Contract.

1.2. Words in the singular form also include the plural form and vice versa, depending on the requirements of the context.

1.3. Unless the context otherwise requires, any reference to any agreement or Appendix shall be construed to include a reference to any agreement or Appendix that amends or replaces such agreement or Appendix; and references in the Contract or Appendix to articles of the Contract or Appendix are understood to be accurate references to articles of this Contract; and the phrases “this Contract”, “in this Contract”, “under this Contract” shall refer to the entire Contract and not to a specific provision of the Contract; and references to any Party to the Contract shall include references to the heirs, successors, assigns and related persons of that Party.

1.4. In this Contract (including quoted sections) and the Appendix and forms attached to this Contract, words and phrases are capitalized with the first letter, bolded and enclosed in quotation marks (” … “) if continued to be used in the Contract, the Appendix with the initial capital letter will have the meaning as explained at the first appearance of that word and phrase in the Contract and the Appendix.

1.5. In this Contract, the Appendices and forms attached to the Contract, words and phrases are interpreted as follows:

“CQNNCTQ” is the abbreviation for Competent State Agency, understood as the competent State Agency of Vietnam, according to the provisions of Vietnamese law has the right to manage, comment, approve, authorize, license, etc. and exercise rights and other obligations in the processes of licensing, applying for permission, certifying, accepting approval, etc. of the Industrial Park Investor or Project Investor.

“Industrial Park” means Cam Khe Industrial Park in Cam Khe district, Phu Tho province, Vietnam.

“KCN Planning” is an abbreviation for the phrase “Industrial Park Planning”, including a set of regulations of the Competent State Agency regulating investment industries, investment incentives and support, ground conditions and infrastructure of Cam Khe Industrial Park.

“Industrial Park NDT” is an abbreviation for the phrase “Industrial Park Investor”, including investors developing Cam Khe Industrial Park according to Investment Registration Certificate No. 4565125607 issued on November 1, 2017 by the Management Board of Phu Tho Provincial Industrial Parks, including Duc Anh Construction Joint Stock Company and Ao Vua Joint Stock Company.

“Sublessor” is Duc Anh Construction Joint Stock Company representing Industrial Park investors under the Authorization Contract signed on November 10, 2017 between Ao Vua Joint Stock Company and Duc Anh Construction Joint Stock Company.

“Sublessee” (as defined in this Contract and the Contract Appendices) or “Project Investor” (abbreviation for the phrase “Project Investor” as specified in the Appendix [Infrastructure Use]) is an individual or legal entity that leases land and infrastructure in the Industrial Park to carry out investment projects.

“Party”, “Parties” are the Industrial Park Investor / Sublessor or Project Investor / Sublessee or both, depending on contextual requirements.

“Alternative Investor” is an organization or individual that will receive the transfer of land use rights with infrastructure of the Land Area (with or without transfer of project assets) when the Sublessee terminates the Contract.

“Premise Demolition Contractor” means the Construction Contractor hired by the Sublessee or Sublessor to carry out the Return of the Premise as prescribed in Article 15 of this Contract.

“Land Area” is the land area with infrastructure that the Sublessee / Project Investor subleases, according to the provisions of Article 2.1 of the Contract.

“Project” or “Investment Project” means the project of the Sublessee / Project Investor implements on the Land.

“Project Enterprise” is an enterprise established by the Sublessee / Project Investor or contributing capital to implement an investment project on the Land Area.

“KCN Infrastructure” is the abbreviation for the phrase “Industrial Park Infrastructure”, including the infrastructure in the Industrial Park specified in Appendix [Infrastructure].

“Serious destruction of Industrial Park infrastructure” is the action or inaction of the Sublessee that results in the infrastructure of the Industrial Park being damaged to the extent that it cannot be used for the Sublessee’s Project and at least one other Investor’s Project in the Industrial Park for 15 (fifteen) consecutive days or more or 30 (thirty) days cumulatively in a year.

“Clean Premise” is part or all of the Land that has been leveled, compacted to enough hardness and has reached the foundation level according to the Industrial Park Planning to be eligible for construction.

“GCNQSDD” is the abbreviation for the phrase “Land Use Rights Certificate”, which is a document issued by the Land Use Rights Authority to the Sublessee to certify the Sublessee’s right to use the Land.

“GCNDKDT” is the abbreviation for the phrase “Investment Registration Certificate”, which is a document issued by the Competent State Agency to the Investor’s Project on the Land Area.

“GCNDKDN” is the abbreviation for the phrase “Business Registration Certificate”, which is a document issued by the Competent State Agency to the Project Enterprise.

“Temporary Sublease Area” is understood as stipulated in Article 2.2 of the Contract.

“Official Sublease Area” is understood as stipulated in Article 2.2 of the Contract.

“Purpose of Use” is understood as specified in Article 3.1.1 of the Contract.

“Sublease Term” is understood as stipulated in Article 3.2.1 of the Contract.

“Raw Land Rent” is understood as stipulated in Article 5.2.1 of the Contract.

“Infrastructure Rent” is understood as stipulated in Article 5.3.1 of the Contract.

“Deposit” is the amount of money the Sublessee transfers to the Sublessor to ensure the implementation of the obligations agreed upon in the Deposit Contract or Appendix [Infrastructure Rental Deposit]

“Provisional Infrastructure Rent” is understood as stipulated in Article 5.3.4 of the Contract.

“Official Infrastructure Rent” is understood as stipulated in Article 6.4 of the Contract

“DVCN and BDHT Fee” is an abbreviation for the phrase “Industrial Service and Infrastructure Maintenance Fee”, understood as stipulated in Article 5.4.1 of the Contract.

“Payment Confirmation Letter” is a document issued by the Sublessor by its authorized representative for the purpose of confirming that the Sublessee has fully paid the appropriate payment for each payment as agreed in the Contract, which must at least contain confirmation of the amount the Sublessee has paid, the payment method and the time the Sublessor receives the payment.

“Force Majeure Event” is understood as stipulated in Article 10.1 of the Contract.

“Return of Premises” is understood as stipulated in Article 15 of the Contract.

ARTICLE 2. SUBJECT OF CONTRACT

2.1. Duc Anh Construction Joint Stock Company represents Cam Khe Industrial Park Investor to sublease land with infrastructure to VIETNAM SUNERGY CELL COMPANY LIMITED in lot number CN02 Cam Khe Industrial Park, address: Cam Khe district, Phu Tho province. Infrastructure associated with land use rights is specified in Article 4.1 of this Contract.

2.2. The temporary sublease area calculated at the date of signing the Contract is 134,213m2 (equal to one hundred thirty-four thousand two hundred and thirteen square meters). The official sublease area will be determined according to the Land Use Rights Certificate issued to the Land Area.

2.3. The location, boundaries, and area of the land plot as estimated at the date of signing the Contract are shown in detail in the Appendix [Extract Drawing of the Land Plot] attached to this Contract. The official location, boundaries, and area of the Land Area will be accurately determined on the Land Use Rights Certificate issued by the Competent State Agency for the Land Area.

2.4. At the date of signing the Contract, the Land Area was granted a Land Use Rights Certificate according to the Land Use Rights Certificate No. DD 509926 issued by the People’s Committee of Phu Tho province for all land lots on February 23, 2022, book number CT 08852 [or Land area that has not been granted a Land Use Rights Certificate]. The Sublessor will complete the grant of Land Use Rights Certificate for the Sublessee as agreed in Article 6 of this Contract.

ARTICLE 3. PURPOSE OF USE AND SUBLEASE TERM

3.1. Purpose of Use

3.1.1. The Sublessee will use the land and infrastructure on the land for the purpose of [Research, Production, and Sales of Cell and Solar Module Projects].

3.1.2. The Sublessee may change the Purpose of Use if the Purpose of Use after the change of the Sublessee is consistent with the industry planning of the Industrial Park at the time of change and has received the written consent of the Sublessor and received the written approval of the CQNNCTQ.

3.1.3. The Sublessor is not entitled to refuse the Sublessee’s request to change the Use Purpose if the Sublessee meets the provisions of Article 3.1.2 of this Contract except in cases where the Sublessee has not fulfilled its financial obligations to the Sublessor or is violating the regulations on infrastructure use in the Appendix [Infrastructure Use] but has not yet corrected it or commit acts of seriously damaging the infrastructure of the Industrial Park.

3.2. Sublease Term

3.2.1. The sublease term for land with infrastructure is calculated from the date the Sublessee is handed over the Clean Premises by the Sublessor until October 30, 2067.

3.2.2. The Sublease Term can be extended if (i) the Sublessor has approved the Sublessor to continue subleasing the land with infrastructure after October 30, 2067; and (ii) agreement on renewal of the Contract or a new Contract signed at least 3 (three) months before the end of the Sublease Term.

3.2.3. While discussing the extension of the Sublease Term, proposals for extension of the Sublease Term must be sent to each other in writing and responses and exchanges must be made regarding extension of the Sublease Term, it must also be done in writing.

ARTICLE 4. INFRASTRUCTURE

4.1. Infrastructure attached to land includes:

(i) Clean Premise: The Land has been leveled, filled and compacted to meet standards and reach the foundation height according to the Industrial Park planning, qualified for the Sublessee to conduct construction activities on the Land; The hardness of the ground must meet K90 standard, the Sublessor is obliged to transfer the land lot that meets the above standards to the Sublessee;

(ii) Transport infrastructure: The main road in the Industrial Park is 44.5 (forty-four point five) m (meters) wide running along the Industrial Park, the internal road is 27.5 (Twenty-seven point five) m (meters) wide close to the Land Area fence (if any);

(iii) The 22KVA medium voltage power line is located no more than 27 (twenty seven) m (meters) from the fence of the Land Area;

(iv) Clean water supply pipes are located no more than 27 (twenty seven) m (meters) from the fence of the Land Area;

(v) Storm water drains and wastewater collection sewers are located no more than 08m (eight meters) from the Land Area fence;

(vi) The sidewalk is 08m (eight meters) wide from the Land Area fence to the edge of the internal branch road and is planted with trees, covered with grass, paved with bricks, and curbed;

(vii) Main and internal branch road lighting system;

(viii) Centralized wastewater collection and treatment system of the Industrial Park.

4.2. Details of the infrastructure according to the planning of Cam Khe Industrial Park approved by the CQNNCTQ, the infrastructure status at the date of signing the Contract, the Sublessor’s commitment on the infrastructure completion date and other content related to infrastructure will be shown in Appendix [Infrastructure] attached to this Contract.

4.3. The Sublessee has access to the Land for survey purposes (including geological survey drilling), overall site design and construction design from the date the Sublessee completes the Infrastructure Rental Deposit as prescribed in Article 5 of this Contract.

4.4. The Sublessee will be handed over the Clean Premises to proceed with construction activities after completing the payment of the First Infrastructure Rent specified in Article 5 of this Contract. The handover of Clean Premises will be made into a Minute [Handover of Clean Premises]. The Sublessor is not required to hand over other infrastructure to the Sublessee. In case the Sublessor does not ensure the infrastructure according to Article 4 of the Contract and the Appendix [Infrastructure], the Sublessor will exercise the right to complain and the result of resolving this complaint is the basis for determining whether the Sublessor has completed the infrastructure as prescribed in Appendix [Infrastructure] or not. At the same time, the Sublessee has the right to stop further payments until the Sublessor provides an agreement in accordance with the provisions of Article 4 of the Contract and Appendix [Infrastructure].

4.5. From the date of receiving the handover of the Clean Premises, the Sublessee has the right to proceed with construction permit application and construction activities. Survey, design, construction, infrastructure connection, and infrastructure use activities of the Sublessee must comply with the regulations in Appendix [Infrastructure Use] attached to this Contract.

4.6. The Sublessor is obliged to ensure that the infrastructure conditions are in good, stable operating conditions throughout the Sublease Term and has the right to carry out inspection, supervision and handling of violations according to the provisions of the Contract and the Appendices.

ARTICLE 5. PRICES, FEES AND PAYMENTS

5.1. General regulations

5.1.1. For the purpose of subleasing land with infrastructure under this Contract, the Sublessee will pay the Sublessor amounts of money, including Raw Land Rent, Infrastructure Rent, and Industrial Service Fees, And Infrastructure Maintenance (“Industrial Service and Maintenance Fees”) are specified in Article 5.2, Article 5.3, Article 5.4 of this Contract.

5.1.2. For the purpose of connection and use of infrastructure, the Sublessee will pay the Sublessor the following amounts:

(i) Infrastructure connection costs; costs of demolition and re-construction of infrastructure affected by the construction process; Land transportation costs and natural resource taxes, environmental protection fees for soil transportation activities in/out of the Land Park to improve the Land site and costs for cleaning, organizing, and other landscape beautification activities that the Sublessor must do new or re-do due to the impact of construction, transportation, and project operation activities of the Sublessee specified in Appendix [Infrastructure Use] attached to this Contract.

(ii) Clean water usage costs as agreed in the Clean Water Supply Contract signed by the Industrial Park Investor and the Sublessee.

(iii) Wastewater collection and treatment costs as agreed in the Wastewater Collection and Treatment Contract signed by the Industrial Park Investor and the Sublessee.

5.1.3. The Sublessee will sign a Contract for connection and construction of lines and transformer stations; Pay connection fees, line and transformer station construction and monthly electricity usage costs to the electricity supplier, depending on the authorization of Phu Tho Provincial Electricity Company.

5.1.4. The Sublessee is exempted from Raw Land Rent for 05 (five) years and exempted from Industrial Services and Maintenance Fees for 02 (two) years from the date of handover of the Clean Premises.

5.1.5. All deposits and payments for this Contract are made in Vietnamese Dong. For the convenience of monitoring by the Sublessee who is a foreign investor, the Parties agree to convert the amounts in this Contract into US dollars (or other currency with exchange rate will be converted at the average exchange rate of 10 (ten) consecutive days before the date of signing this Contract of Vietnam Joint Stock Commercial Bank for Industry and Trade. However, deposits, payments and issuance of invoices and documents will always be made in Vietnamese currency. In case the Sublessee deposits and pays in US dollars, the Sublessee is obliged to convert the amount required to deposit and pay in Vietnamese Dong into US dollars according to the US dollar buying rate of Vietnam Joint Stock Commercial Bank for Industry and Trade at the date of deposit transfer or payment implementation date.

5.1.6. All deposits and payments for this Contract are made by bank transfer according to the account information below:

Beneficiary: Duc Anh Construction Joint Stock Company

Foreign currency account number (US Dollar): [***]

Vietnam Dong account number: [***]

Swift code: [***]

At the bank: [***].

Money transfer content: Deposit / Payment [Payment Type] Land Lot No. CN02

In case of changing the payment account number, the Sublessor will send the Sublessee a notice by a valid method.

5.2. Raw Land Rent and Raw Land Rent Payment

5.2.1. Raw Land Rent is the amount of money rented by the Sublessor from the Sublessee and paid to the CQNNCTQ according to the land rental unit price without infrastructure that the CQNNCTQ applies to the Industrial Park. Raw Land Rent is determined by multiplying the Leased Area with the land rental unit price announced by the CQNNCTQ applicable to Cam Khe Industrial Park (if the Sublessee chooses the annual Raw Land Rent payment option) or the unit price agreed upon by both Parties (if the Sublessee chooses to pay the Raw Land Rent in one lump sum).

5.2.2. The unit price for renting raw land according to the annual payment method at the date of signing the Contract is 6,000 VND/01m2/01year (Six thousand VND per square meter for one year). Raw land rental unit price according to the annual payment method of the years in which the obligation to pay Raw Land Rent arises will be applied according to the land rental unit price applied by the CQNNCTQ for Cam Khe Industrial Park in the year in which the payment obligation arises. In case the raw land rental unit price of the year in which the obligation to pay Raw Land Rent arises is lower than the raw land rental unit price on the date of signing the Contract, the raw land rental unit price on the date of signing this Contract will apply.

5.2.3. Terms structure in case the Sublessee chooses to pay Gross Land Rent by annual payment method:

The Sublessee pays the Gross Land Rent according to the annual payment method and will pay the Gross Land Rent no later than May 30 of each year. For the first year in which payment obligations arise, Gross Land Rent will be paid on December 31 of that year.

Terms structure in case the Sublessee chooses to pay Raw Land Rent in a lump sum payment method:

The Sublessee pays the Raw Land Rent in a one-time payment method. The detailed amount of Raw Land Rent that needs to be paid and the payment deadline will be discussed in detail by the two Parties and made into Appendix [One-Time Raw Land Rent].

5.3. Infrastructure Rent

5.3.1. Infrastructure Rent is the amount of money the Sublessee pays to the Sublessor to use land that has Clean Premises and is connected to and used the infrastructure in Cam Khe Industrial Park. Infrastructure Rent does not include:

(i) The amounts specified in Articles 5.1.2 and 5.1.3 of this Contract;

(ii) Raw Land Rent specified in Article 5.2 of this Contract;

(iii) Industrial Services and Maintenance Fees specified in Article 5.4 of this Contract.

5.3.2. Infrastructure Rent is determined by multiplying the Leased Area by the Infrastructure Rental Unit Price.

5.3.3. Infrastructure Rental Unit Price is [***] VND/01 m2 ([***] Vietnam Dong per square meter) for the entire Sublease Term, excluding value added tax (VAT) (Converted price for easy monitoring: [***] USD /01 m2 ([***] US dollars per square meter).

5.3.4. Temporarily calculated Infrastructure Rent at the date of signing the Contract is:

Amount type	Quantity/Value	Unit
Rented Area (temporarily calculated)	: [***]	m2 (square meter).
Infrastructure Rental Unit Price	: [***]	VND/m2 (Vietnam Dong per square meter).
Infrastructure Rent (temporarily calculated, excluding tax)	: [***]	VND (Vietnam dong).
Value Added Tax Rate	: [***]	% (Percent)
Value Added Tax	: [***]	VND (Vietnam Dong).
Infrastructure Rent (temporarily calculated, tax included)	: [***]	VND (Vietnam Dong).
Exchange Rate	: [***]VND/01USD	VND / USD (Vietnam Dong per US Dollar)
Infrastructure Rent (temporarily calculated, tax included, converted to US dollars)	: [***]	USD (US Dollar)

5.3.5. Infrastructure Rental Deposit

The Sublessee deposits a portion of the Infrastructure Rent equivalent to [***]% ([***]) of the total estimated Infrastructure Rent, excluding tax according to the Deposit Agreement signed before the date of signing this Contract or according to the Appendix [Infrastructure Rental Deposit] attached to this Contract. The Deposit will be processed in accordance with the provisions of the Deposit Agreement / Appendix [Infrastructure Rental Deposit].

5.3.6. First Payment of Infrastructure Rent

Within no more than [***] ([***]) days from the date the Investment Registration Certificate is issued by the CQNNCTQ, the Sublessee will pay the Sublessor [***]% ([***]) of the total Provisional Infrastructure Rent including tax, corresponding to the amount of [***] VND ([***] VND).

After deducting the Deposit, the amount the Sublessee still has to pay this time is [***] VND ([***] Vietnam Dong).

5.3.7. Second Payment of Infrastructure Rent

Within no more than [***] ([***]) days from the date of handover of the Clean Premises, the Sublessee will continue to pay the Sublessor [***]% ([***] percent) of the total Calculated Infrastructure Rent, including tax, corresponding to the amount of [***] VND ([***] Vietnam Dong).

5.3.8. Final Payment of Infrastructure Rent

Within no more than [***] ([***]) days from the date of handover of the Land Use Rights Certificate, the Sublessee will pay the entire remaining Official Infrastructure Rent based on the Leased Area recorded on the Land Use Rights Certificate.

5.4. Industrial Services And Infrastructure Maintenance Fees And Payment Of Industrial Services And Infrastructure Maintenance Fees

5.4.1. Industrial Service and Infrastructure Maintenance Fee is the amount of money the Sublessee pays for the costs of maintaining, repairing and maintaining the infrastructure of the Industrial Park.

5.4.2. Industrial Services and Infrastructure Maintenance Fees are determined by multiplying the Leased Area with the Industrial Services and Infrastructure Maintenance Fee Unit Price determined in Article 5.4.3 and Article 5.4.4 of this Contract.

5.4.3. The Unit Price for Industrial Services and Infrastructure Maintenance at the date of signing the Contract is determined to be [***] VND/m2/year ([***] VND per square meter for one year), this unit price does not include value added tax (10%VAT).

5.4.4. Unit Price of Industrial Services and Infrastructure Maintenance Fees will not be adjusted for price increase in the first [***] ([***]) years from the date of handover of the premises. The Unit Price of Industrial Services and Infrastructure Maintenance Fees after the expiration of the first [***] ([***]) years will be adjusted corresponding to the increase rate (if increased) of Vietnam’s national consumer price index ( CPI) announced by the CQNNCTQ if the consumer price index of the following year is higher than the previous year. In case the consumer price index decreases or does not increase, the unit price for industrial services and infrastructure maintenance will remain the same as the unit price on the date of signing the Contract.

5.4.5. In case the Sublessee chooses to pay the Industrial Services and Infrastructure Maintenance fee by the annual payment method, the payment terms will be as follows:

The Sublessee pays the Industrial Services and Infrastructure Maintenance Fees by annual payment method and will pay this amount before May 30 every year. For the first year in which payment obligations arise, Industrial Services and Infrastructure Maintenance Fees will be paid before December 31 of that year.

In case the Sublessee chooses to pay the Industrial Services and Infrastructure Maintenance fee in a one-time payment, the payment terms will be as follows:

The Sublessee pays the Industrial Services and Infrastructure Maintenance Fees in a one-time payment method. The detailed amount of Industrial Services and Infrastructure Maintenance Fees that need to be paid and the payment deadline will be discussed in detail by the two Parties and established as Appendix [One-time Industrial Services and Infrastructure Maintenance Fees].

ARTICLE 6. LAND USE RIGHTS CERTIFICATE

6.1. Within no more than [***] ([***]) days from the date the Sublessee completes the payment of the Second Infrastructure Rent, the Sublessor must send the Sublessee an application form for issuance of Land Use Rights Certificate and list of documents to be submitted according to regulations of the CQNNCTQ.

6.2. Within no more than [***] ([***]) days from the date of receipt of the application form and instructions sent by the Sublessor, the Sublessor is obliged to complete the application and resend the application together with the documents specified in Article 6.1 of this Contract and the authorization document to carry out the procedures for granting Land Use Rights Certificates so that the Sublessor can carry out the procedures for granting Land Use Rights Certificates.

6.3. The Sublessor is obliged to complete the issuance of the Land Use Rights Certificate for the Land Area within [***] days ([***] days) from the date the Sublessee provides all required applications and documents and valid authorization document specified in Article 6.2 of this Contract.

6.4. Within no more than [***] ([***]) days from the date the Land Use Rights Certificate is issued, the Sublessor will send the Sublessee a photo/scan of the Land Use Rights Certificate and Notice [Handover of Land Use Rights Certificates] to determine the time and procedures for handing over Land Use Rights Certificates. Along with that, the Sublessor will prepare and send to the Sublessee: (i) Appendix [Infrastructure Rent, Raw Land Rent, Industrial Service Fees and Official Infrastructure Maintenance]; (ii) Appendix [Handover of Land Use Rights Certificate]; (iii) Payment request; (iv) Appendix [Extract Drawing of Land Area According to Land Use Rights Certificate] to determine in detail the relevant information that will be changed due to the change in area, location, and boundary markers of the Land Area between the Land Use Rights Certificate and Minutes [Handover of Clean Site].

6.5. The original Land Use Rights Certificate will be handed over directly to the Sublessee or sent by a guaranteed method no later than the day following the day the Parties have agreed on the Appendices specified in Article 6.4 of this Contract.

ARTICLE 7. OVERDUE INTEREST

7.1. Overdue interest is applied to obligations to pay Raw Land Rent, Infrastructure Rent, Industrial Service and Infrastructure Maintenance Fees, fines for violations and compensation for damages.

7.2. The overdue interest rate is calculated as [***]% of the short-term or medium-term loan interest rate of Vietnam Joint Stock Commercial Bank for Industry and Trade (Vietinbank) corresponding to the late payment period. If the payment delay is less than [***] ([***]) months, the overdue interest rate is calculated at [***]% of the short-term loan interest rate; If the payment delay is [***] ([***]) months or more, the overdue interest rate is calculated at [***]% of the medium-term loan interest rate.

ARTICLE 8. PENALTIES FOR VIOLATIONS

8.1. The Sublessee has the right to fine the Sublessor for violations according to the agreements below:

No	Violations	Penalties for violation
01	Delay in handing over Clean Premises or delay in handing over Land Use Rights Certificate for [***] ([***]) days or more,	[***]% ([***] percent) of the amount deposited or paid for Infrastructure Rent up to the time the handover obligation must be performed.
02	The infrastructure is not eligible for use in a stable and continuous condition for [***] ([***]) consecutive days or more.	- [***] VND ([***] VND) for the first violation; - Increase an additional amount of [***] VND ([***] VND) for each subsequent violation.

8.2. The Sublessor has the right to fine the Sublessee for violations according to the agreements below:

No	Violations	Penalties for violation
01	Late payment of Raw Land Rent, Infrastructure Rent, Industrial Service Fees and Infrastructure Maintenance Fees for [***] ([***]) days or more.	[***]% ([***] percent) of the late payment amount.
02	The survey request procedure has not been carried out or the survey has not been approved but the survey has been conducted; Drilling geological surveys outside the land area.	- [***] VND ([***] VND) for the first violation; - An additional amount of [***] VND ([***] VND) for each subsequent violation.
03	The procedure for requesting construction has not been carried out or approval to carry out construction activities has not been carried out or the design drawings of items under the supervision authority of the Cam Khe Industrial Management Board have not been approved by the Cam Khe Industrial Management Board but construction activities have been carried out.	- [***] VND ([***] VND) for the first violation; - An additional increase of [***] VND ([***] VND) for each subsequent violation.

04	Arbitrarily transporting soil from outside the Land Area into the land area or arbitrarily transporting soil from inside the land area to outside the land area without notifying Cam Khe Industrial Management Board.	- [***] VND ([***] VND) for the first violation; - An additional increase of [***] VND ([***] VND) for each subsequent violation.
05	Preventing or hindering the supervision and acceptance activities of the Cam Khe Industrial Management Board for items under the supervision authority of the Cam Khe Industrial Management Board without a legitimate reason; Preventing Cam Khe Industrial Management Board from entering or exiting the Land Area.	- [***] VND ([***] VND) for the first violation; - An additional amount of [***] VND ([***] VND) for each subsequent violation.
06	Arbitrarily connecting to the infrastructure of the Industrial Park or arbitrarily dismantling the connection to the infrastructure of the Industrial Park.	- [***] VND ([***] VND) for the first violation; - Increase an additional [***] VND ([***] VND) for each subsequent violation.
07	Connecting to the infrastructure of other units located in the Industrial Park without the consent of Cam Khe Industrial Management Board.

- [***] VND ([***] VND) for the first violation, an additional [***] VND ([***] VND) for each subsequent violation for investors who arbitrarily open connection points;

- [***] VND ([***] VND) for the first violation, an additional [***] VND ([***] VND) for each subsequent violation to the Project Investor for improper connection.

08	Digging underground for the purpose of exploiting resources, drilling wells, exploiting underground water.	- [***] VND ([***] VND).
09	Letting wastewater during construction and production spill onto traffic routes and sidewalks of the Industrial Park; Gathering materials, mixing mortar and concrete outside the land boundaries; Gathering machinery and equipment outside the land boundaries.	- [***] VND ([***] VND) for the first violation; - An additional increase of [***] VND ([***] VND) for each subsequent violation.

10	Overloaded transport vehicles operate on the roads of the Industrial Park.	- [***] VND ([***] VND) for the third violation onwards.
11	Vehicles transporting construction materials, goods, machinery and equipment serving construction or production and business activities causing spillage onto the road and soil onto the roads of the Industrial Park that is not processed within 60 minutes from the time it arises or is not completed within 180 minutes from the time it arises.	- [***] VND ([***] VND) for the first violation and [***] VND ([***] VND) for the third violation onwards.
12	Transport vehicles stop on roads in the Industrial Park for 15 minutes or more, or cause traffic congestion in the Industrial Park	- [***] VND ([***] VND) for the first violation and [***] VND ([***] VND) for the third violation onwards.
13	Equipment, vehicles, and machinery are required to be transported by specialized means of transport but operate directly on the roads of the Industrial Park.	- [***] VND ([***] VND) for the first violation and [***] VND ([***] VND) for the second violation onwards.
14	Causing damage to Industrial Park infrastructure due to survey, construction, transportation, production and business activities.	- [***] VND ([***] VND) for the first violation and an additional [***] VND ([***] VND) for the second violation onwards.
15	Using infrastructure for purposes other than the Land Sublease and Infrastructure Lease Contract without the approval of the competent state agency and the Industrial Park Investor.	- [***] VND ([***] VND).
16	Destroying the landscape (pulling weeds, climbing trees, breaking branches, picking fruit, picking flowers, digging up infrastructure, gathering materials and products outside the land boundaries).	- [***] VND ([***] VND) for the first violation, increased by [***] VND ([***] VND) for each subsequent violation.

ARTICLE 9. COMPENSATION FOR DAMAGES

9.1. The Sublessor will have to compensate the Sublessee in the following cases:

(i) Delay in handing over Clean Premises;

(ii) Delay in handing over Land Use Rights Certificate;

(iii) Failure to ensure adequate electrical infrastructure for use in a stable and continuous condition;

(iv) Any action or inaction that hinders, delays, or affects the normal use of the infrastructure by the Sublessee.

(V) The Sublessor will assist the Sublessee in completing fire prevention and fighting issues and environmental impact assessment until acceptance is completed.

9.2. The Sublessee will have to compensate the Sublessor in the following cases:

(i) Late payment of Raw Land Rent, Infrastructure Rent, Industrial Service Fees and Infrastructure Maintenance;

(ii) Well drilling, underground drilling, resource exploitation;

(iii) Land encroachment;

(iv) Any action or inaction that has an immediate impact and/or creates a risk of long-term impact on the infrastructure of the Industrial Park.

9.3. The violating Party will have to compensate for all damages that can be determined or that can be anticipated and calculated, including: costs of repair and remedy of damage; lost or reduced income; fines and compensation to third Parties; Long-term damage due to reputational damage. In case the violation is an act of the Sublessee and has a long-term impact or impact on the infrastructure of the Industrial Park, the Sublessor is entitled to request an additional compensation for periodic inspection and take measures to prevent risks of infrastructure impact/disruption.

9.4. The Party causing damage is exempted or reduced from the obligation to compensate for damage in the following cases:

(i) The Party causing the damage will have a part of its compensation obligation reduced in case the Party that suffered the damage is also at fault leading to the act causing the damage.

(ii) The Party causing damage will be exempted from compensation if the damaged Party (and organizations and individuals damaged by the act of causing damage) are exempted from the obligation to compensate for damages and such exemption is confirmed by valid communication.

(iii) The Party causing damage will be exempted from all compensation for damages if the damaged Party (and the organizations and individuals damaged by the act causing such damage) do not sue to claim damages within 02 (two) years from the date the Damaged Party(s) knew or had grounds to determine that the Damaged Party knew about the act causing the damage.

ARTICLE 10. FORCE MAJEURE

10.1. Events of force majeure

“Force Majeure Event” means any event, condition, circumstance or combination of events, conditions and circumstances may completely or partially prevent or cause unavoidable delay in a Party’s performance of its obligations under the Contract, the Contract Appendices, including:

(i) epidemic, infectious disease or quarantine;

(ii) act of war (whether declared or undeclared), invasion, armed conflict or act of foreign enemies, embargo, revolution, riot, rebellion, commotion, terrorist acts, sabotage plots with political motives, and kidnappings occurring inside and outside Vietnam;

(iii) fire, explosion, radioactive or radiation pollution or chemical or biological pollution;

(iv) earthquakes, tsunamis, lightning, landslides, cyclones, cyclones, floods and other unusually severe weather conditions or other natural phenomena;

(v) changes in legal policies;

(vi) unilateral decision by a competent State agency;

(vii) pressure waves caused by devices moving at supersonic speeds, provided that only if and only to the extent that such events and circumstances: (i) actually prevents or delays a Party from performing its obligations under the Contract, Contract Appendix, (ii) is not within the control of the affected Party, (iii) was not due to the fault or negligence of the Affected Party, (iv) the Affected Party could not have avoided it despite the exercise of reasonable care.

10.2. Obligation to Notify Force Majeure Events:

(i) Each Party shall promptly notify the other Party of the occurrence and termination of the event deemed to be a Force Majeure Event as soon as practicable. The other Party will base on the information of the Affected Party and further check and verify to confirm whether the Affected Party’s event is considered a Force Majeure Event or not. In case of disagreement, the Court’s decision will be the basis for determination.

(ii) In case a Party intentionally provides false information about a Force Majeure Event to avoid its obligations and the other Party has relied on that information to waive obligations or terminate the Contract, the other Party has the right to recourse to the Party citing fines, late payment interest, exemptions, deductions, support, etc. and claim for damages.

10.3. Extension of Obligations Due to Force Majeure Events

(i) Each Party must take reasonable steps to prevent, limit and minimize the impact of a Force Majeure Event on the performance of its obligations under the Contract and Contract Appendix.

(ii) The affected Party will be given a reasonable extension of time to perform its obligations, unless otherwise exempted from Obligations or Termination of the Contract.

10.4. Waiver of Obligations Due to Force Majeure Events

If the Force Majeure Event (or its consequences) continues for a continuous period of at least [***] ([***]) days or continues for a period of [***] ([***]) days of a period of [***] ([***]) days and the Parties have not found a satisfactory solution corresponding to the circumstances changed by the Force Majeure Event, then the Obligor is exempted from interest, penalties, damages and is not considered in breach of Contract for obligations that are due but cannot be performed due to Force Majeure.

ARTICLE 11. EXTENSION AND RELEASE OF OBLIGATIONS

11.1. Extension of Obligation Period

(i) A Party has the right to extend the time for performance of an obligation for the other Party if this extension is sent by the obligee to the obligor no later than the Due Date or the obligee confirms its agreement to extend after the Due Date.

(ii) The Party receiving the extension will be exempted from overdue interest, penalties for violations, and compensation for damages if the Party performing the extension shows that in the notice or confirmation of the extension.

(iii) A Party’s delay in one of the obligations with a deadline for performance is the basis for the other Party to extend a corresponding period of time for the next obligation provided that (i) the succeeding obligation is an obligation with a specified time limit for performance and (ii) the Party’s delay is not based on a delay by the other Party as provided for in this Article.

11.2. Waiver of Obligations

(i) A Party is not restricted from exempting part or all of the obligations of the other Party if the exemption is made by valid notification.

(ii) Waiver of one Party’s obligations to the other Party does not include waiver of obligations to that Party’s successor, transferee, or heir.

ARTICLE 12. SUSPENSION OF CONTRACT

12.1. In case a Party to the Contract violates one of the obligations of the Contract but is not in the case of terminating the Contract ahead of time or even though it is in the case of terminating the Contract ahead of time but the aggrieved Party does not apply measures to terminate the Contract before the deadline, the aggrieved Party has the right to suspend the Contract.

12.2. In case the Party committing the violation is the Sublessor, the Sublessee has the right to temporarily suspend payment of payable amounts corresponding to the suspension period of the Contract.

12.3. In case the Party committing the violation is the Sublessee, the Sublessor has the right to suspend the Contract by suspending the connection or use of the Sublessee’s infrastructure, including:

(i) temporarily suspend electricity connection, clean water connection, and wastewater connection;

(ii) temporarily suspend transportation activities of the Sublessee and the Sublessee’s Contractors to/from the Land;

(iii) temporary suspension of clean water supply;

(iv) temporarily stop wastewater collection and treatment.

12.4. Measures to suspend the Contract due to the Sublessee’s violation are detailed as follows:

No.	Violation	Measures to temporarily suspend the Contract
01	Late payment of Raw Land Rent, Industrial Service Fees and Utilities for 03 (three) months or more or late payment of Infrastructure Rent of 15 (fifteen) days or more.	Temporarily stop connecting and using infrastructure until debts are paid and interest and penalties are paid.
02	The survey request procedure has not been carried out or the survey has not been approved but the survey has been conducted; Drilling geological surveys outside the land area.	Temporarily stop using infrastructure serving survey activities until violations have been remedied and fines and damages have been paid.
03	The procedure to request construction has not been carried out or approval to carry out construction activities has not been carried out or the design drawings of items under the supervision authority of the Cam Khe Industrial Management Board have not been approved by the Cam Khe Industrial Management Board but construction activities have been carried out.	Temporarily stop all activities, connections, use of infrastructure and transportation in and out of the Land until all procedures are completed specified in section (4) Appendix [Infrastructure Use] and complete payment of violation fines and compensation for damages.

04	Arbitrarily transporting soil from outside the Land Area into the Land Area or arbitrarily transporting soil from inside the land area to outside the land area without notifying Cam Khe Industrial Management Board	Temporarily suspend transportation activities in/out of the Land until procedures are completed again and fines for violations and compensation for damages have been paid.
05	Failure to notify Cam Khe Industrial Management Board of work items under the inspection and supervision authority of Cam Khe Industrial Management Board before construction, installation, and backfilling, leading to construction that does not meet the criteria specified in section 3.1 Appendix ( Infrastructure Use).	Temporarily stop connecting and using infrastructure until the installed items are removed, and the covered items are excavated for the Industrial Management Board to carry out acceptance and the Cam Khe Industrial Management Board approves the acceptance of the violating items.
06	Preventing or hindering the supervision and acceptance activities of the Cam Khe Industrial Management Board for items under the supervision authority of the Cam Khe Industrial Management Board without a legitimate reason; Prevent entry/exit to the Land Area of Cam Khe Industrial Management Board.	Temporarily suspend acceptance of monitoring items, suspend connections, and suspend use of infrastructure until violations have been remedied, fines for violations, and compensation for damages have been paid.
07	Arbitrarily connecting to the infrastructure of the Industrial Park; Arbitrarily demolishing connections to the Industrial Park’s infrastructure.	Temporarily suspend connection and use of infrastructure until violations have been remedied and fines and damages have been paid.
08	Connecting to the infrastructure of other units located in the Industrial Park without the consent of Cam Khe Industrial Management Board.	Temporarily suspend connection and use of infrastructure until violations have been remedied and fines and damages have been paid.
09	Using clean water sources other than the clean water source provided by the Industrial Park Investor without approval by the Industrial Park Investor or Cam Khe Industrial Park Management Board.	Temporarily suspend connection and use of infrastructure until violations are corrected and damages are compensated.
10	Arbitrarily connecting the front of the clean water meter, causing distortion to the clean water meter.	Temporarily stop supplying clean water and collecting and treating wastewater until violations are remedied and fines and damages are paid.

11	Letting wastewater during construction and production spill onto traffic routes and sidewalks of the Industrial Park; Gathering materials, mixing mortar and concrete outside the land boundaries; Gathering machinery and equipment outside the land boundaries.	Temporarily suspend connection and use of infrastructure until violations have been remedied and fines and damages have been paid.
12	Let wastewater before and after treatment flow into the rainwater collection system; Wastewater does not drain at the correct registered connection point.	Temporarily stop supplying clean water, collecting and treating wastewater until the consequences of violations have been remedied, fines for violations have been paid, compensation for damages, and according to decisions of the CQNNCTQ.
13	Discharging waste into the Industrial Park’s wastewater collection system without approval.	Temporarily stop supplying clean water, temporarily stop connecting wastewater discharge until the violations are corrected, fines for violations are paid, and compensation for damages is completed until the discharge testing process meets discharge standards.
14	Discharging wastewater in excess of wastewater collection and treatment standards in the wastewater collection and treatment Contract	Temporarily stop supplying clean water and collecting wastewater if violating the law for the 2nd time or more until the violation has been corrected and compensation for damages has been paid.
15	Let rainwater flow into the Industrial Park’s wastewater collection and drainage system.	Temporarily stop wastewater collection and treatment until the consequences of violations have been remedied and fines and damages have been paid.
16	Overloaded transport vehicles operate on the roads of the Industrial Park.	Temporarily stop transport activities in/out of the Land for 02 (two) days for each violation if the violation is the second time or more, until no repeat violation and the violation fine and compensation have been paid.
17	Vehicles transporting construction materials, goods, machinery and equipment serving construction or production and business activities causing spillage onto the road and soil onto the roads of the Industrial Park that is not processed within 60 minutes from the time it arises or is not completed within 180 minutes from the time it arises.	Temporarily stop transportation activities in/out of the Land for 02 (two) days for each violation if the violation is the second time or more if the violation is not repeated and the violation fine and compensation have been paid.

18	Equipment, vehicles, and machinery are required to be transported by specialized means of transport but operate directly on the roads of the Industrial Park.	- Temporarily stop transport activities in/out of the Land for 05 (five) days for each violation if the violation is the second time or more if there is no repeat violation and the violation fine and compensation have been paid.
19	Causing damage to Industrial Park infrastructure due to survey, construction, transportation, production and business activities.	Temporarily stop using the infrastructure until the consequences of the violation have been remedied and the violation fine and compensation have been paid.
20	Using infrastructure for purposes other than the Land Sublease and Infrastructure Lease Contract without the approval of the State Government and the Industrial Park Investor.	Temporarily stop using the infrastructure until the consequences of the violation have been remedied and the violation fine and compensation have been paid.

ARTICLE 13. TERMINATION OF CONTRACT

13.1. Termination of Contract Due to Not Being Issued with Investment Registration Certificate or Business Registration Certificate

In case the Investment Registration Certificate or Business Registration Certificate is not issued, the Contract termination will be carried out according to the Deposit Contract / Appendix [Infrastructure Rental Deposit].

13.2 Termination of Contract Due to Force Majeure Event

13.2.1. If the Force Majeure Event (or its consequences) immediately causes or after a period of 01 (one) year from the date of occurrence of the Force Majeure Event causes one of the following conditions, then the Contract will terminate:

(i) The Sublessee cannot pay the obligations due to the Sublessor and at the same time cannot continue to implement or maintain the project on the Land;

(ii) The Sublessor fails to hand over the Clean Premises and/or fails to ensure the Infrastructure for the Sublessee’s Use, including in the case of using alternative Premises and Infrastructure.

13.2.2 In case a Force Majeure Event leads to Contract termination as prescribed in Article 13.2.1 of this Contract, the Party affected by the Force Majeure Event is exempt from the obligations specified in Article 10.4 of the Contract, and the Parties shall terminate the Contract in accordance with the following provisions

(i) The Sublessee has the right to seek a Replacement Investor to transfer the Contract with or without the transfer of Project assets formed on the Land Area within 05 (five) years from the date of occurrence of the Force Majeure Event.

(ii) At the end of the term specified in Article 13.2.2 (i) of this Contract, the Sublessor has the right to decide on the transfer of the Contract with or without the transfer of Project assets. If the Sublessor requests or in case the Replacement Investor does not accept the transfer of Project assets for any reason, the Sublessee must fulfill the obligation to return the Premises specified in Article 14 of this Contract.

(iii) The proceeds from the Replacement Investor will belong to the Sublessee or be refunded to the Sublessee after deducting the following amounts:

- Premises Return Cost; Costs of transferring the Contract and transferring Project assets to the Replacement Investor (if these tasks are performed by the Sublessor);

- Raw Land Rent calculated up to the date of handing over the Clean Premises or handing over the Clean Premises along with all Project assets to the Replacement Investor;

- Infrastructure Rent, Industrial Service Fees and Property Rights owed by the Sublessee to the Sublessor, as of the date of the Force Majeure Event;

- Payment obligations that arose before the date of the Force Majeure Event and are not waived by the Force Majeure Event.

13.3. Termination of Contract Before Term by Sublessee

13.3.1. The Sublessee has the right to terminate the Contract ahead of time in the following cases:

(i) The Sublessor is overdue for handing over the Clean Premises by 90 (ninety) days or more.

(ii) The Sublessor is overdue in completing procedures for granting Land Use Rights Certificates by 30 (thirty) days or more.

(iii) The Sublessor does not provide information, records and documents under the Sublessor’s responsibility, resulting in the Sublessee being unable to carry out legal procedures to put the project into operation.

(iv) The Sublessor does not ensure the infrastructure is in minimum conditions or in good operating condition and this condition lasts for 60 (sixty) consecutive days or more.

(v) The Sublessor no longer has the right to sublease land with infrastructure.

(vi) The Sublessor has suspended the Contract but then does not stop the violation or fails to remedy the consequences of the violation within a reasonable period of time.

(vii) The Sublessor is at fault leading to the Contract being terminated according to a legally effective judgment or decision of the Court, Arbitration or CQNNCTQ.

(viii) The Sublessor is declared bankrupt or has its operations terminated by the National Authority and has no successor to its rights and obligations.

13.3.2. In case the Sublessee terminates the Contract ahead of time according to Article 13.3.1 of this Contract, the Sublessor must complete the following obligationswithin a period of no more than 02 (two) years from the date the Sublessor sends notice of termination of the Contract ahead of time:

(i) If construction activities have not been carried out, the Sublessor must refund all amounts deposited and paid by the Sublessee for Infrastructure Rental; If construction activities have been carried out, the Sublessor must refund all amounts paid by the Sublessee for Infrastructure Rental after deducting the amount of time used, from the date of handover of Clean Premises.

(ii) Refund of Raw Land Rent, Industrial Service and Maintenance Fees for the amounts paid but not used due to early termination of the Contract.

(iii) Penalties for violations.

(iv) Search for investors to transfer the project or buy back the project assets according to the remaining asset value after deducting asset depreciation according to the provisions of law if the Sublessee requests;

(v) Compensate all actual damages incurred by the early termination of the Contract to the Sublessee.

13.4. Termination of Contract Before Term by Sublessor

13.4.1. The Sublessor will terminate the Contract ahead of time in the following cases:

(i) The Sublessee is overdue for payment of Infrastructure Rent for 30 (Thirty) days or more.

(ii) The Sublessee is overdue for payment of Raw Land Rent for 01 year or more.

(iii) The Sublessee is overdue for payment of Industrial Services and Infrastructure Maintenance Fees for 01 (one) year or more.

(iv) The Sublessee changes the Purpose of Use contrary to the provisions of Article 3 of this Contract.

(v) The Sublessee exploits underground water; Exploiting the underground resources of the Land without the approval of the CQNNCTQ and the Sublessor.

(vi) The Sublessee constructs underground works, carries out underground drilling and excavation activities or connects infrastructure without the approval of the Sublessor.

(vii) The Sublessee causes serious damage to the infrastructure of the Industrial Park or seriously affects the infrastructure of the Industrial Park resulting in part or all of the operations of the Projects adjacent to the Sublessee’s Projects being temporarily suspended for a period of 15 (fifteen) consecutive days or 30 (thirty) cumulative days in a year.

(viii) The Sublessee has suspended the Contract but then does not immediately stop the violation or fails to remedy the consequences of the violation within the set time limit and extensions.

(ix) The Sublessee is at fault leading to the Contract being terminated according to a legally effective judgment or decision of the Court, Arbitration or CQNNCTQ.

(x) The SublSublessee is declared bankrupt, the Sublessee is forced to terminate its operations by the CQNNCTQ without having a successor to its rights and obligations; The Sublessee fled the project area (accordingly, the legal representative and most of the enterprise’s managers did not come to work, leading to temporary suspension of production and business activities on the Land Area).

13.4.2. In case the Sublessor terminates the Contract ahead of time as prescribed in Article 13.4.1 of this Contract, the Sublessor will have to perform the following obligations:

(i) Terminate all project activities from the date the Sublessor announces termination of the Contract ahead of time.

(ii) Stop moving assets (except for output goods that are due for delivery according to Contracts determined to be appropriate) out of the Land Area.

(iii) Seek to transfer the project or transfer the rights and obligations of this Contract to a replacement investor within 02 (two) years from the date the Sublessor notices the termination of the Contract.

(iv) Return the Premises according to the provisions of Article 15 of this Contract if at the end of the time limit specified in Article 13.4.2 (iii) a replacement investor cannot be found.

13.4.3. If the Sublessee fails to find a Replacement Investor by the end of the term specified in Article 13.4.2 (iii) of this Contract, the Sublessor has the right to decide on the transfer of the Contract with or without the transfer of Project assets. If the Sublessor requests or in case the Replacement Investor does not accept the transfer of Project assets for any reason, the Sublessee must fulfill the obligation to return the Premises specified in Article 14 of this Contract.

The Sublessee will be refunded the remainder of the total amount paid by the Replacement Investor to the Sublessor after deducting the following amounts:

(i) Infrastructure Rent, Raw Land Rent, Industrial Service and Maintenance Fees that the Sublessee still owes to the Sublessor, up to the date the Replacement Investor receives Handover of Clean Site or receives handover of all Project assets;

(ii) Interest, penalties for violations, compensation for damages up to the date the Replacement Investor receives Handover of Clean Site or receives handover of all Project assets;

(iii) The difference between the Infrastructure Rent, Raw Land Rent, Industrial Service Fees and Facilities that the Sublessor reduces in the Contract with the Replacement Investor compared to the Contract signed with the Sublessee;

(iv) Expenses for Return of Premises; Expenses for carrying out Contract transfer procedures and transferring Project assets to the Replacement Investor.

13.5. Termination of Contract in Other Cases

13.5.1. The Contract may be terminated if agreed by the Sublessor (or Sublessee) and the Contract Termination Agreement is signed by an authorized representative of each Party.

13.5.2. Termination of the Contract in other cases will be carried out according to the provisions of law or according to the agreement between the two Parties.

13.6. Contract Termination Procedures

13.6.1. The Party that requests to terminate the Contract or has the right to terminate the Contract must send to the other Party a Notice of [Contract Termination], expressing the reason for termination, termination time, termination conditions and other requirements for the other Party.

13.6.2. In case the Contract terminates upon expiration without an agreement to extend or terminate the Contract before the term agreed upon by the Parties, the Contract Liquidation Minutes is a mandatory procedure to terminate the Contract.

ARTICLE 14. TRANSFER OF CONTRACT

14.1. Transfer at the Sublessee’s Request

In case the Sublessee divides, splits, merges, consolidates the enterprise or transfers the project, transfers project assets, transfers land use rights associated with project assets, transfer of land use rights leads to the transfer of this Contract, the Sublessor will only carry out the procedures to transfer the Contract if the following conditions are met:

(i) The Sublessee has completed its due obligations according to the provisions of the Contract and the Contract Appendices.

(ii) The Sublessee is eligible to transfer and the Sublessee’s transferee (“Transferee”) is eligible to receive transfer according to the provisions of law.

(iii) The Transferee agrees to inherit all rights and obligations of the Sublessee under this Contract and the Contract Appendices or the Transferee and the Sublessor have agreed on the conditions for the transfer.

14.2. Transfer at the Sublessor’s Request

(i) In case the Sublessor terminates the Contract due to the Sublessee’s breach, regardless of the case where the Sublessor issues a Notice of Contract Termination or the Contract will terminate according to the judgment or decision of the Court or Arbitration, the Sublessor will set a reasonable period of time but no more than (two) years for the Sublessee to find partners and transfer the project and transfer project assets according to the procedures specified in Article 14.1 of this Contract.

(ii) At the end of the permitted period as prescribed in Article 14.2(i) of this Contract, the Sublessor is entitled to take reasonable measures to transfer the Contract.

(iii) The Sublessee, by this agreement in the Contract, agrees to give the Sublessor the right to inventory, distrain and auction assets and land use rights on the Land according to regulations on auctioning or taking other measures according to additional agreements of the two Parties or according to the provisions of law after the expiration of the time limit specified in Article 14.2 of this Contract.

(iv) For the proceeds from the sale of assets, the Sublessor has the priority right to recover the Sublessee’s debts to the Sublessor including: Infrastructure Rent, Raw Land Rent, Industrial Service and Infrastructure Maintenance Fees, late payment interest, penalties, compensation until the transfer completion date and Contract transfer costs. In case the proceeds from the forced transfer are not enough to pay debts and expenses, the Sublessee is obliged to make additional payments for the remaining balance.

ARTICLE 15. RETURN OF PREMISE

15.1. Obligation to Return the Premise

(i) The Obligation to Return the premises will arise at the end of the Sublease Term without extension; or when the Sublessee is forced to terminate the Contract by the Sublessor but cannot find a replacement investor.

(ii) In case the obligation to return the premises arises, the Sublessee is obliged to dismantle all structures on the ground, in the air, and underground and transport, collect, and treat the entire ground (and underground structures, infrastructure, and materials) to return the original Clean Premise to the Land. The Sublessee is also obliged to pay the costs of dismantling infrastructure connection items, including: clean water, wastewater collection and treatment, electricity, rainwater collection and drainage outside the Land Site fence. The Return of the Premises is considered Complete if the next Investor has a Clean Premises in the air, on the ground, and under the ground to carry out construction and infrastructure connection immediately without having to perform any other work.

15.2. Measures to Secure the Obligation to Return the Premises

(i) Within at least 01 (one) year before the end of the Lease Term or 30 (thirty) days from the date of issuance of the Contract Termination Notice according to Article 13 of the Contract, the Sublessee and the Sublessor and the Demolition Contractor (if any) must discuss and agree on the Cost of Returning the Premises and the Time for Completing the Return of the Premises. In case one Party intentionally delays, the other Party has the right to determine the Cost of Returning the Premise and Completion Time for Return of Premises based on consultation with quote from Demolition Contractor or independent appraisal organization.

(ii) The Sublessee is obliged to deposit a sum of money or property or provide a Bank guarantee to ensure the entire Return of the Premises within the next 30 (thirty) days. This Deposit or Guarantee must be valid for at least 01 (one) year after the date of Completion of Return of Premises.

(iii) The Sublessor has the right to apply measures to prevent the transfer of the Sublessee’s assets from the Land (except for goods that are output products) from the date of commencement of the period for discussion of the Cost of Return of Premises until the deposit or guarantee of the Cost of Return of Premises is made.

(iv) The Sublessor will return all money or assets deposited to ensure the return of the Premises to the Sublessee within 30 (thirty) days from the date the Sublessor confirms that the Sublessee has fulfilled its obligation to return the premises as prescribed in this Article.

15.3. Time Limit and Procedures for Returning Premises

(i) The Sublessee must begin returning the Premises no later than 06 (six) months from the day following the end of the Lease Term or Contract Termination Date according to the Notice of Contract Termination by the Sublessor.

(ii) The Sublessee or the Sublessee’s Premise Demolition Contractor must ensure the intensity and progress of continuous work on the Land and complete the Restitution of the Premise within the Time for Completion of the Premises as discussed or fixed.

(iii) The Sublessor, the Sublessee and the Demolition Contractor will prepare an Acceptance Record of the Return of the Premises within no more than 30 (thirty) days from the date the Sublessee announces completion of the Return of the Premises. The Sublessor will request the Sublessee or the Demolition Contractor to carry out actual tests at the Sublessee’s expense before acceptance and confirmation.

15.4. Conducting Activities to Return the Premises by the Sublessor

(i) In case the Sublessee does not make a deposit, guarantee the cost of returning the premises or does not start demolition of the premises or the Sublessee / Premise Demolition Contractor delays the demolition schedule without remedial action after the Sublessor issues a Notice, the Sublessor has the right to carry out demolition activities on its own to return the premises.

(ii) In that case, the Sublessor is entitled to use the deposit money or assets, receive a guarantee amount or sell existing assets on the Land or assets, scrap, materials during the demolition process to cover Premise Restitution Costs. The Sublessor will refund the remaining assets or money (if any) to the Sublessee after the date the Sublessor or the Sublessor’s Demolition Contractor has fully received the actual costs to carry out demolition activities and return the Premise.

ARTICLE 16. OTHER RIGHTS AND OBLIGATIONS OF THE SUBLESSEE

16.1. The Sublessee ensures to use land and infrastructure for the right purposes and does not affect the land, environment, infrastructure, assets, people of the Sublessor and other investors in the Industrial Park.

16.2. The Sublessee is obliged to receive the handover of the Clean Premises and the Land Use Rights Certificate according to the time limit in the Sublessor’s valid Notice. The Sublessor is considered to have completed the handover if:

(i) The Sublessee has received the Notice of Handover of the Clean Premises but does not receive the handover on time without a valid reason;

(ii) The Sublessee has received the Notice of Handover of Land Use Rights Certificate but does not pay the outstanding amounts on time or does not receive the handover on time without a legitimate reason acceptable to the Sublessor or the Sublessor has sent the original Land Use Rights Certificate to the Sublessee by registered mail.

16.3. The Sublessee guarantees the right to enter/exit the Land and the right to inspect and supervise the connection, use of infrastructure, construction, and transportation according to the provisions in Appendix [Infrastructure Use].

ARTICLE 17. OTHER RIGHTS AND OBLIGATIONS OF THE SUBLESSOR

17.1. The Sublessor guarantees that it has the right to sublease the land under this Contract and that the Sublessor’s right to represent the Industrial Park investors is valid.

17.2. The Sublessor ensures that there are no disputes arising or likely to arise that affect the right to sublease land or the right to lease infrastructure under this Contract.

17.3. The Subless ensures to hand over the Clean Premises and Land Use Rights Certificate on schedule.

17.4. The Sublessor guarantees the Sublessee’s right to connect the infrastructure and use the premises fully and completely throughout the Lease Term.

17.5. The Sublessor guarantees to always maintain the infrastructure in good operating condition throughout the Lease Term.

17.6. The Sublessor guarantees not to interfere and violate the rights of the Sublessee during the implementation of this Contract unless (i) the Sublessee violates the provisions of the Contract or (ii) The Sublessee commits an illegal action that is likely to cause harm or incident within the scope of the Industrial Park.

ARTICLE 18. FINAL PROVISIONS

18.1. Communication

All communications between the two Parties are considered valid if they are sent and from the contact addresses of each Party acknowledged in the Contract and Contract Appendix and the contacts are replaced by valid notices provided that:

(i) has been signed and confirmed by the designated or authorized representative of the Receiving Party if it is a direct delivery;

(ii) is confirmed to have been sent to the Receiving Party according to the certification regulations of the delivery and delivery service provider if the delivery is via postal or delivery service;

(iii) has been sent using the Sending Party’s valid fax address to the Receiving Party’s valid fax receiving address and confirmed to be error-free according to data transmission standards;

(iv) has been sent using the Sending Party’s valid email address to the Receiving Party’s valid email address and confirmed to have arrived in the Inbox according to the service provider’s data standards.

18.2. Notification

A Notice is considered valid if it is signed by a legal representative or an authorized representative of the legal representative or an appointed/permitted person in a legally effective document by the legal representative of each Party.

18.3. Complaint

(i) All complaints related to the performance of the Contract and the Contract Appendice must be made in writing, signed by an authorized representative of the Complaining Party and sent by valid means to the Complaining Party.

(ii) The Complaining Party has the obligation to resolve and respond to the Complaining Party’s complaint in writing within no more than 30 (thirty) days from the date of receipt of the Complaining Party’s complaint. If the time limit for responding to the complaint expires and the Complaining Party does not respond to the complaint without a legitimate reason, the Complaining Party has the right to determine that all of the complaint’s contents are accurate and has the right to apply relevant regulations to ensure the Complainant’s rights.

18.4. Personnel of the Parties

In addition to each Party’s recorded contact information and acknowledgment of authority for the Contract signer in the Contract, each Party by issuing [Notice to Personnel] signed by the legal representative or the person duly authorized by the legal representative of that Party shall designate and be responsible for the actions or inactions performed by the designated persons .

18.5. Invalidity (i) If a provision of the Contract is considered invalid, the invalidity of that provision will not affect the validity of the remaining provisions of the Contract and the Parties will discuss and amend such provisions to become effective for the purposes of the Parties in this Contract. (ii) The Parties agree that the fact that part or all of the Land Area has not been granted a Land Use Rights Certificate at the date of signing this Contract has been notified by the Sublessor to the Sublessee and the Sublessee agrees to sign the Contract with the condition that the Sublessor must complete the obligation to issue a Land Use Rights Certificate for the land as prescribed in Article 6 of this Contract. Therefore, this Contract will continue to be in effect after the date the Land Use Rights Certificate is issued to the Land Park and the Parties agree that it will not be necessary to re-sign the Contract.

18.6. Sublessor’s Obligation to Provide Documentation

18.6.1. The Sublessor will provide the Sublessee with at least 01 (one) valid copy of relevant legal documents and records, limited to the following documents:

(i) Investment policy decision or Cam Khe Industrial Park Investment Registration Certificate or both of the above documents;

(ii) Authorization Contract of Industrial Park investors for representation of Duc Anh Construction Joint Stock Company;

(iii) Business registration certificate of Duc Anh Construction Joint Stock Company and Personal papers of the representative of Duc Anh Construction Joint Stock Company;

(iv) Land use rights certificate for the entire Land Area and related land plots (if any);

(v) Extract of Land Area drawings and other documents that the Management Board of Phu Tho Provincial Industrial Parks or the Investment Authority requires to have to review the Sublessee’s investment procedure dossier;

(vi) Drawings related to infrastructure planning associated with the Land Area serving the design and connection of infrastructure;

(vii) Relevant documents required by the Department of Construction of Phu Tho province to review the construction permit application for the Sublessee;

(viii) Relevant documents required by the Department of Natural Resources and Environment of Phu Tho province to review the application for a Land Use Rights Certificate for the Land Area;

(ix) Relevant legal documents at the request of the Customs Department on fire prevention, environment, security and order, and the State Departments related to the administrative procedures of the Sublessee provided that these documents are under the management and issuance authority of the Sublessor and the requirements of the Customs Authority are in accordance with the corresponding legal regulations.

18.6.2. In addition to the scope of legal documents specified in Article 18.6.1 of this Contract, the Sublessor has no obligation to provide the Sublessee with any other papers and documents, unless the Sublessor deems it appropriate and capable of doing so.

18.7. Sublessee’s Obligation to Provide Documentation

18.7.1. The Sublessee will provide the Sublessor with at least 01 (one) valid copy of the following papers and documents:

(i) Business registration certificate or personal documents of the Sublessee;

(ii) Decision on investment policy, Investment registration certificate of the Project, Business registration certificate of the Project Enterprise (if the Sublessee establishes a new enterprise to implement the Project);

(iii）Basic design drawings; detailed construction design drawings; Construction permit issued by CQNNCTQ;

(iv) Explanation of environmental impact assessment and decision to approve the environmental impact assessment of the CQNNCTQ;

(v) Fire protection system design drawing and fire protection design appraisal, decision to approve the fire prevention and fighting plan and Certificate of satisfaction of security and order conditions;

(vi) Certificate or equivalent documents issued by the Department of Natural Resources and Environment on the completion of environmental works according to the approved DTM.

(vii) Minutes of acceptance of the project put into use issued by the CQNNCTQ；

18.7.2. The Sublessee will provide the Sublessor with the documents specified in Article 18.7.1 of this Contract within no more than 05 (five) working days from the date the above documents are issued/approved, except documents in 18.7.1 (i) of this Contract. In addition to the scope of legal documents specified in this Article, the Sublessee has no obligation to provide the Sublessor with any other papers or documents, unless the Sublessee deems it appropriate and capable of doing so.

18.8. Right to Take Concurrent Measures

(i) The violated Party has the right to force the violating Party to stop the violation and take measures to restore the infrastructure to its original state as before the violation.

(ii) The aggrieved Party also has the right to simultaneously apply interest, penalty for violation and request compensation for damages for a violation.

18.9. Right to Prevent Transfer and Movement of Assets

The Sublessor has the right to take reasonable measures to prevent the transfer of the Contract and the removal of the Sublessee’s assets from the Land if (i) The Sublessee must perform property obligations to the Sublessor that have not yet been performed, have not been fully implemented, or have clear grounds for the Sublessee’s intentional delay or intentionally fail to fulfill property obligations; or (ii) when necessary to ensure the obligation to return the premises according to Article 15 of this Contract.

18.10. Inheritance of Rights and Obligations

The Project Enterprise established by the Investor(s) to implement the project on the Land will inherit all the rights and obligations of the Contract signed between the SublSublessee and the Sublessor from the date the Project Enterprise was established. Inheriting the obligations of the Project Enterprise does not waive the joint obligations of the Investors of the Sublessee to the Sublessor as prescribed in Article 18.11 of this Contract.

18.11. Joint Obligation

(i) Investors belonging to the Sublessee will jointly perform all obligations specified in the Contract and Contract Appendix even when the Project Enterprise has been established, that means that the Sublessor has the right to require one of the Investors to perform all obligations of this Contract during the entire Lease Term.

(ii) Investors of the Sublessee will also be jointly responsible for all obligations arising from Contractors appointed by the Sublessee to perform one of the obligations of the Sublessee during use or impact on Industrial Park infrastructure.

(iii) The Sublessee will also be jointly responsible for all obligations arising from the Contractors appointed by the Sublessee to perform one of the Sublessee’s obligations during use or impact on Industrial Park infrastructure.

18.12. Applicable Law

The law applicable to the Contract and interpretation of this Contract is Vietnamese Law.

18.13. Contract Language

Contract language is Vietnamese. In case the Contract, Appendix and Contract documents are translated into other languages, the Vietnamese version will take precedence in interpreting the Contract.

18.14. Cam Khe Industrial Park Management Board

Cam Khe Industrial Park Management Board established by Cam Khe Industrial Park Investor will act on behalf of Cam Khe Industrial Park Investor to manage the Industrial Park infrastructure, carry out legal procedures related to infrastructure use, inspect and handle violations related to infrastructure use as prescribed in Appendix [Infrastructure Use].

18.15. Dispute Resolution

Any disputes arising from the implementation of the Contract will be resolved by the Parties through negotiation and conciliation. If conciliation is not possible or the results of negotiation or conciliation are not as expected, either Party has the right to sue at a competent court. The Party loses the lawsuit or loses the majority of the lawsuit based on the number of independent lawsuit claims, in addition to paying court fees, the winning Party will have to pay attorney fees at the request of the winning Party expressed in the petition or counterclaim.

18.16. Original

The Contract is made into 04 (four) originals with the same content and legal value, each Party keeps 02 (two) originals.

The Contract takes effect from the date of signing and replaces [name, number, date of replaced document - if any] and terminates on November 1, 2067, unless the Contract is terminated ahead of time due to the Parties’ fault or otherwise agreed.

	SUBLESSEE			SUBLESSOR

VIETNAM SUNERGY JOINT STOCK COMPANY			DUC ANH CONSTRUCTION JOINT STOCK COMPANY

By:	/s/ Junsei Ryu		By:	/s/ Nguyen Duc Anh
	Name:	Junsei Ryu		Name:	Nguyen Duc Anh
	Title:	Chairman		Title:	Director

Appendixes to the Contract

[***]